Exhibit 10.23

RELEASE AND LICENSE AGREEMENT

This Release and License Agreement (this "Agreement") dated as of November 28, 2001 (the "Effective Date") is entered into by and among NaPro BioTherapeutics, Inc. ("NaPro"), a Delaware corporation with a principal office at 6304 Spine Road, Unit A, Boulder, Colorado, Abbott Laboratories ("Abbott"), an Illinois corporation with a principal office of 100 Abbott Park Road, Abbott Park, Illinois and Bristol-Myers Squibb Co. ("BMS"), a Delaware Corporation with a principal office at 345 Park Avenue, New York, New York. NaPro, Abbott and BMS are referred to herein collectively as the "Parties" and individually as a "Party".

WHEREAS, BMS and NaPro hold patents relating to the manufacture, formulation and administration of paclitaxel;

WHEREAS, the Parties are parties to Civil Action No. 00-B-1818 in the United States District Court for the District of Colorado and/or Civil Action No. 01-2991 the United States District Court for the District of New Jersey (the "Lawsuits") alleging patent infringement relating to the manufacture, formulation and/or administration of paclitaxel;

WHEREAS, the Parties wish to settle the Lawsuits and release claims relating to such Lawsuits;

WHEREAS, the Parties wish to grant each other licenses to certain patents.

NOW, THEREFORE, the Parties agree as follows:

  Definitions

    "Affiliate" shall mean, with respect to any entity, any other entity Controlling, Controlled by or under common Control with the first entity. For the purposes of this Section 1.1, Control shall mean the ownership of 50% or more of any class of capital stock of any entity, an interest in 50% or more of the profits of any entity or the possession of the power to direct the activities of an entity, whether by contract or otherwise.

    "BMS Patents" shall mean any United States letters patent claiming priority from any of application serial nos. 08/715,914, 08/544,594, 08/109,331, 07/923,628, 08/559,890, 08/232,404, and 09/499,373, and [THIS PORTION HAS BEEN REDACTED] any Canadian counterparts of such patents.

    "Customer" shall mean any person or entity purchasing or using paclitaxel or formulated paclitaxel from BMS, NaPro or Abbott or from any Customer of BMS, NaPro or Abbott.

    "NaPro Patents" shall mean any United States letters patent claiming priority from any of application serial nos. 07/995,501, 08/594,478, 08/979,836, 09/028,906, 09/356,158, and 09/563,969 and any Canadian counterparts of such patents.

    "Third Party" shall mean a person or entity other than NaPro, Abbott, BMS or an Affiliate of any of them.

    "Paclitaxel ANDA" shall mean any abbreviated new drug application for paclitaxel controlled by NaPro, Abbott or NaPro and Abbott for the treatment of second line ovarian cancer or metastatic breast cancer, i.e., the indications for which BMS's Hatch-Waxman Title I exclusivity expired in June 2000.

  RELEASE

    NaPro and Abbott Release of BMS. In consideration of mutual releases, licenses, covenants, agreements and/or other good and valuable consideration, the receipt of which is hereby acknowledged, each of NaPro and Abbott, for itself and for its Affiliates and for its and their respective administrators, successors, assigns, officers, directors, employees, and trustees (all of the foregoing being referred to in this paragraph as "Releasors") release, acquit and forever discharge BMS, its Affiliates and its and their Customers, administrators, successors, assigns, officers, directors, employees, attorneys, and trustees (all of the foregoing being referred to in this paragraph as "Releasees") from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, and any and all claims, defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been asserted in the Lawsuits, and/or which arise out of the prosecution or defense of those actions, and/or which are based on any infringement or alleged infringement of the NaPro Patents prior to the Effective Date, provided, however, that nothing contained herein is intended to or shall release the Releasees from any and all obligations set forth in this Release and License Agreement, and provided further that Customers are released only to the extent of their purchases from BMS and its Affiliates.

    BMS Release of NaPro and Abbott. In consideration of mutual releases, licenses, covenants, agreements and/or other good and valuable consideration, the receipt of which is hereby acknowledged, BMS, for itself and for its Affiliates and for its and their respective administrators, successors, assigns, officers, directors, employees, and trustees (all of the foregoing being referred to in this paragraph as "Releasors") release, acquit and forever discharge NaPro, Abbott, their respective Affiliates and their respective Customers, administrators, successors, assigns, officers, directors, employees, attorneys, and trustees (all of the foregoing being referred to in this paragraph as "Releasees") from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, torts, damages, and any and all claims, defenses, offsets, judgments, demands and liabilities whatsoever, of every name and nature, both at law and in equity, known or unknown, suspected or unsuspected, accrued or unaccrued, which have been asserted in the Lawsuits, and/or which arise out of the prosecution or defense of those actions, and/or which are based on any infringement or alleged infringement of the BMS Patents prior to the Effective Date, provided, however, that nothing contained herein is intended to or shall release the Releasees from any and all obligations set forth in this Release and License Agreement, and provided further that Customers are released only to the extent of their purchases from NaPro and Abbott and their Affiliates.
    Order of Dismissal. BMS, NaPro and Abbott shall execute and file with the United States District Court for the District of Colorado the Stipulation of Dismissal attached hereto as Exhibit A. BMS and Abbott shall execute and file with the United States District Court for the District of New Jersey the Stipulation of Dismissal attached hereto as Exhibit B. In the event additional documents are necessary to effect the entry of the foregoing Stipulations of Dismissal, the Parties hereby agree to execute and submit such additional documents without further consideration.

    Fees and Expenses. The Parties shall each bear the fees and expenses of its counsel and their own out-of-pocket costs in connection with the Lawsuits and this Agreement.

  LICENSE

    NaPro License to BMS. NaPro hereby grants BMS under the NaPro Patents a non-exclusive, royalty-free, perpetual and irrevocable right and license, without the right to sublicense except to Affiliates (which sublicense shall be effective only so long as such Affiliates remain Affiliates of BMS), to make, have made, use, sell, offer for sale and import paclitaxel-containing products for injection formulated in polyethoxylated castor oil and ethanol.

    BMS License to NaPro. BMS hereby grants NaPro under the BMS Patents a non-exclusive, royalty-free, perpetual and irrevocable right and license to use, offer to sell and sell paclitaxel-containing products for injection formulated in polyethoxylated castor oil and ethanol pursuant to a Paclitaxel ANDA. NaPro shall have the right to grant a sublicense of the rights granted in 3.2 and 3.3 to an Affiliate and, at any given time, to one United States distributor and such distributor's Affiliates. Only one party (either NaPro or NaPro's distributor, but not both) shall be licensed to offer to sell and sell such paclitaxel-containing products to Third Party Customers in the United States pursuant to this license and the covenant in 3.3 below. Effective [THIS PORTION HAS BEEN REDACTED] NaPro shall have the right to grant a sublicense of the rights granted in 3.2 and 3.3 to one Canadian distributor and such distributor's Affiliates. Only one party (either NaPro or NaPro's distributor, but not both) shall be licensed to offer to sell and sell such paclitaxel-containing products to Third Party Customers in Canada pursuant to this license and the covenant in 3.3 below.

    BMS Covenants.

      BMS hereby covenants that it will not take any action that seeks to block or delay (or has the effect of blocking or delaying) approval by the United States Food and Drug Administration of a Paclitaxel ANDA or marketing of paclitaxel in the United States pursuant to a Paclitaxel ANDA solely for the treatment of second line ovarian cancer or metastatic breast cancer, i.e., the indications for which BMS's Hatch-Waxman Title I exclusivity expired in June 2000; provided however that this covenant shall not apply to any actions BMS might take or refrain from taking with respect to United States patent 6,096,331. BMS further covenants that it will not provoke any interference action in the United States Patent Office involving any of the NaPro Patents.

      BMS hereby covenants that [THIS PORTION HAS BEEN REDACTED] it will not take any action that seeks to block or delay (or has the effect of blocking or delaying) approval by the Canadian Health Regulatory Authority of a Canadian equivalent of a Paclitaxel ANDA or marketing of paclitaxel in Canada pursuant to a Canadian equivalent of a Paclitaxel ANDA solely for the treatment of second line ovarian cancer or metastatic breast cancer.

    No Other License. Other than the rights granted in Sections 3.1, 3.2, and 3.3, no Party grants any other right or license pursuant to this Agreement, including any trademark license.

    Patent Marking. Each of the Parties, and their permitted sublicensees, shall have the right (but not the obligation) to mark products and services licensed hereunder with any one or more of the patents licensed hereunder and shall have the right (but not the obligation) to include a phrase such as "Purchase of this product carries with it a right to practice under Patent No. ________."

    Further Assurances. Each of the Parties shall, following the Effective Date, at the request of the other, and without further consideration, take all such actions, provide such assistance, execute and deliver (or cause to be executed and delivered) to the other Parties or their designee, such instruments and documents in addition to those required by this Agreement as such other Party may reasonably deem necessary or desirable to implement any provision of this Agreement.

  WARRANTIES AND LIMITATION OF LIABILITY

    Limited Warranties. Each Party hereby warrants that it has the right and authority to enter into and carry out its obligations under this Agreement and to grant the licenses granted herein and that this Agreement has been authorized by all requisite corporate action. Each Party hereby warrants that it shall not enter into any Agreement in conflict with this Agreement. Each Party hereby warrants that it has not transferred any right to damages or other relief with respect to the Lawsuits, the NaPro Patents or the BMS Patents. OTHER THAN THE FOREGOING EXPRESS WARRANTIES AND THE WARRANTY CONTAINED IN SECTION 5.2, NONE OF THE PARTIES MAKES AND EACH OF THE PARTIES HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

    Limitation of Liability. EXCEPT FOR DAMAGES ARISING OUT OF A BREACH OF SECTION 4.1, EACH PARTY AGREES THAT THE OTHERS SHALL NOT BE LIABLE PURSUANT TO THIS AGREEMENT FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, AMOUNTS PAYABLE TO THIRD PARTIES PURSUANT TO A WRITTEN SETTLEMENT AGREEMENT OR COURT ORDER SHALL BE CONSIDERED DIRECT DAMAGES.

  MISCELLANEOUS

    Relationship of the Parties. Nothing herein shall create any association, partnership, joint venture or the relation of principal and agent between the Parties. Each Party is acting as an independent contractor, and no Party shall have the authority to bind any other Party or its representatives in any way.

    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and cancels and supercedes all prior negotiations, understandings and agreements relating to the subject matter hereof. The Parties represent and warrant that there is no other agreement or contract relating to the settlement of the Lawsuits or any consideration transferred or to be transferred between the Parties other than as set forth in this Agreement.

    Waiver and Amendment. This Agreement may not be amended except pursuant to a written instrument signed by each of the Parties. No right of a Party, and no breach of any terms of this Agreement, can be waived and no election under this Agreement can be made unless such waiver or election is in writing and signed by the Party waiving such right or making such election.

    Governing Law. This Agreement shall be governed by the laws of the New York, without regard to the choice of law principles thereof.

    Construction and Interpretation. This Agreement shall be deemed to have been jointly drafted by the Parties, no rules of strict construction against either Party shall be applied. In this Agreement, the word "including" shall be deemed to be followed by "without limitation".

    Severability. The provisions of this Agreement are severable. If any such provision shall be held invalid or unenforceable for any reason, such provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement.

    Assignment. Each of the Parties shall have the right to assign its rights hereunder only to a purchaser of all such Party's assets relating to paclitaxel or to a surviving entity of a merger with such Party, by operation of law. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

    Notices. Any notice given under this Agreement shall be made in writing by registered mail, return receipt requested, or by overnight courier, and shall be deemed given on the date received.

    If to NaPro: Attention General Counsel

    6304 Spine Road, Unit A

    Boulder, CO 80301, USA

    If to Abbott: Abbott Laboratories

    200 Abbott Park Road

    Abbott Park, Illinois 60064, USA

    Attention of: President, Hospital Products Division

    with a copy to: Abbott Laboratories

    Domestic Legal Operations, Dept. 322, Bldg. AP-6

    100 Abbott Park Road

    Abbott Park, Illinois 60064, USA

    If to BMS: General Counsel

    Bristol-Myers Squibb Company

    345 Park Avenue

    New York, New York 10154

    Facsimile: (212) 546-9562

    with a copy to: Patent Counsel

    Bristol-Myers Squibb Company

    Route 206 & Province Line Road

    Princeton, New Jersey 08543

    Facsimile: (609) 252-3265

    Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute the same agreement.

    Publicity. Upon execution of this Release and License Agreement by all parties, the parties will issue the joint press release attached hereto as Exhibit C.

******************

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Abbott Laboratories	NaPro BioTherapeutics, Inc.

By: /s/	By: /s/
Name: Christopher Begley	Name: Gordon Link
Title: President HPD	Title: Vice President, CFO

Bristol-Myers Squibb Co.

By:  /s/

Name:  Brian Markison

Title:  President BMSOI

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLORADO
NAPRO BIOTHERAPEUTICS, INC. and ABBOTT LABORATORIES, Plaintiffs, -against- BRISTOL-MYERS SQUIBB COMPANY, Defendant.	Civil Action No. 00 B 1818

STIPULATION OF

DISMISSAL OF ACTION WITH PREJUDICE

It is hereby stipulated and agreed that, pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the above captioned action is hereby dismissed with prejudice by stipulation of the parties. Each of the parties is to bear its own costs and attorneys= fees.

DATED: November  , 2001

CONSENTED TO:

TIMOTHY J. MARTIN, P.C.	WELLS, ANDERSON AND RACE, LLC
__________________________	__________________________
Timothy J. Martin	Mary A. Wells
Mark H. Weygandt	Suanne M. Dell
9250 W. 5th Avenue, Suite 200	1700 Broadway, Suite 1020
Lakewood, CO 80226	Denver, CO 80290
(303) 232-3388	(303) 830-1212

WINSTON & STRAWN	CRAVATH, SWAINE & MOORE
James F. Hurst	Evan R. Chesler
George Lombardi	Richard J. Stark
35 W. Wacker Drive	Worldwide Plaza
Chicago, IL 60601	825 Eighth Avenue
(312) 558-5600	New York, NY 10019
(212) 474-1000

Attorneys for Plaintiffs	Attorneys for Defendant
Napro Biotherapeutics, Inc.	Bristol-Myers Squibb Company
and Abbott Laboratories

EXHIBIT B

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

BRISTOL-MYERS SQUIBB COMPANY, Plaintiff, -against- ABBOTT LABORATORIES, Defendant.	Civil Action No. 01-2991 (WHW)

STIPULATION OF

DISMISSAL OF ACTION WITH PREJUDICE

It is hereby stipulated and agreed that, pursuant to Rule 41 of the Federal Rules of Civil Procedure, the above captioned action is hereby dismissed with prejudice by stipulation of the parties. Each of the parties is to bear its own costs and attorneys=

fees. The Court will retain jurisdiction to enforce the provisions of the Settlement Agreement, a copy of which is attached.

DATED: November  , 2001

SO ORDERED:

_______________________

Williams H. Walls

United States District Judge

CONSENTED TO:

WINSTON & STRAWN	McCARTER & ENGLISH, LLP
_________________________	_________________________
Brian J. McCarthy	William J. O'Shaughnessy
One Gateway Center	Four Gateway Center
Newark, NJ 07102-5398	P.O. Box 652
(973) 621-5761	Newark, New Jersey 07101
(973) 639-2094
WINSTON & STRAWN	CRAVATH, SWAINE & MOORE
James F. Hurst	Evan R. Chesler
George Lombardi	Richard J. Stark
35 W. Wacker Drive	Worldwide Plaza
Chicago, IL 60601	825 Eighth Avenue
(312) 558-5600	New York, NY 10019
(212) 474-1000
Attorneys for Defendant	Attorneys for Plaintiff
Abbott Laboratories	Bristol-Myers Squibb Company

Exhibit C

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NaPro letterhead

6304 Spine Road, Unit A
Boulder, Colorado 80301
Tel: (303) 516-8500
Fax: (303) 530-1296

Contact:

NaPro BioTherapeutics, Inc.	Burns McClellan, Inc.
Kai Larson (303) 516-8500	Margaret Wahle (415) 352-6262

For Immediate Release

NAPRO BIOTHERAPEUTICS AND ABBOTT LABORATORIES

ENTER INTO PACLITAXEL CROSS-LICENSE AGREEMENT WITH

BRISTOL-MYERS SQUIBB

Boulder, Colo., November 27, 2001- NaPro BioTherapeutics (Nasdaq: NPRO) and Abbott Laboratories (NYSE: ABT) announced today that they have entered into a non-exclusive cross license agreement with Bristol-Myers Squibb (NYSE: BMY), relating to the anti-cancer drug, paclitaxel. The agreement grants NaPro a license under BMS patents to market paclitaxel injection, pursuant to an ANDA approval. NaPro has the right under the agreement to sublicense its distributor, Abbott Laboratories.

The agreement grants BMS a license to NaPro's patents relating to stable paclitaxel formulations. The scope of both licenses is limited to the polyethoxylated castor oil and ethanol formulation currently approved by the FDA. In connection with this cross license, the parties have agreed to settle the paclitaxel-related litigation currently pending in Colorado and New Jersey.